Exhibit 3.4


                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION

                                          OF

                              ADVANCED NMR SYSTEMS, INC.

                       (PURSUANT TO SECTION 242 OF THE GENERAL
                      CORPORATION LAW OF THE STATE OF DELAWARE)


                    ADVANCED NMR SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                    FIRST:    The Board of Directors of the Corporation
                    -----
          duly adopted resolutions setting forth a proposed amendment (the "Amendment") to the Certificate of Incorporation of the Corporation, declaring the Amendment to be advisable and calling for the submission of the Amendment to the stockholders of the Corporation pursuant to Section 242(b)(2) of the General Corporation Law of the State of Delaware (the "DGCL"), and stating that the Amendment will be effective only after approval thereof by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon.

                    SECOND:   Thereafter, pursuant to a resolution of the
                    ------
          Board of Directors of the Corporation, the Amendment was submitted to the holders of all of the outstanding shares of Common Stock of the Corporation at the 1995 Annual Meeting of Stockholders, and a majority of such holders at that Meeting, adopted the following resolution to amend the Certificate of Incorporation of the Corporation:

                         RESOLVED, that the Certificate of Incorporation
               be, and it hereby is, amended by deleting in its entirety the present Article FOURTH and substituting in lieu thereof the following new Article FOURTH:

                         FOURTH:  Capital Stock.  The total number of
                         ------   -------------
               shares of stock which the Corporation shall have authority to issue is fifty-one million (51,000,000) shares, of which fifty million (50,000,000) shares shall be Common Stock of the par value of one cent ($.01) per share (hereinafter called "Common Stock") and one million (1,000,000) shares shall be Preferred Stock of the par value of one cent ($.01) per share (hereinafter called "Preferred Stock").


                              A.   Provisions relating to Preferred Stock.
                                   --------------------------------------
               Shares of Preferred Stock may be issued from time to time in series, and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate one or more series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each series and the variations and the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

                                   (i)  The designation of such series.

                                   (ii)  The number of shares initially
               constituting such series.

                                   (iii)  The increase, and the decrease to
               a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed.

                                   (iv)  The rate or rates, and the
               conditions upon and the times at which dividends on the shares of such series shall be paid, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of stock of the Corporation, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

                                   (v)  Whether or not the shares of such
               series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

                                   (vi)  The rights to which the holders of
               the shares of such series shall be entitled upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event.

                                   (vii)  Whether or not the shares of such
               series shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share.

                                   (viii)  Whether or not a sinking fund or
               a purchase fund shall be provided for the redemption or purchase of the shares of such series, and, if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof.

                                   (ix)  Whether or not the shares of such
               series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the terms and conditions of conversion or exchange, including, but not limited to, any provision for the adjustment of the conversion or exchange rate or the conversion or exchange price.

                                   (x)  Any other relative rights,
               preferences and limitations.

                              B.   Provisions relating to Common Stock.
                                   ------------------------------------

                                   (i)  Subject to the preferential
               dividend rights applicable to shares of the Preferred Stock, as determined by the Board of Directors of the Corporation pursuant to the provisions of part A of this Article FOURTH, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation.

                                   (ii)  Subject to the preferential
               liquidation rights and except as determined by the Board of Directors of the Corporation pursuant to the provisions of part A of this Article FOURTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of the Common Stock held by them.

                                   (iii)  Except as otherwise determined by
               the Board of Directors of the Corporation pursuant to the provisions of part A of this Article FOURTH, the holders of shares of the Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting, voting together with the holders of the Preferred Stock who are entitled to vote, and not as a separate class.

                    THIRD:    The Amendment was duly adopted in
                    -----
          accordance with the provisions of Section 242 of the DGCL.

                    IN WITNESS WHEREOF, said Advanced NMR Systems, Inc. has caused this certificate to be signed by Jack Nelson, its Chairman of the Board, as of the 21st day of September, 1995.

                                        ADVANCED NMR SYSTEMS, INC.



                                        By:    /s/ Jack Nelson
                                           --------------------------
                                                Jack Nelson,
                                                Chairman of the Board